MARSHALL & ILSLEY CORPORATION

$500,000,000 MINOTESSM

SELLING AGENT AGREEMENT

October 21, 2003

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center  Floor 15

New York, New York  10080

Ladies and Gentlemen:

The undersigned, Marshall & Ilsley Corporation, a Wisconsin corporation (the “Company”), proposes to issue and sell up to $500,000,000 aggregate principal amount of medium-term notes (the “Securities”) of the Company, which may be senior or subordinated obligations of the Company to be issued, in the case of senior notes, pursuant to the provisions of an indenture (the “Senior Indenture”) dated as of November 15, 1985, between the Company and The JP Morgan Chase Bank (formerly known as The Chase Manhattan Bank and as Chemical Bank, as successor to Manufacturers Hanover Trust Company), as Trustee (the “Trustee”), as supplemented by a first supplemental indenture dated as of May 31, 1990, and a second supplemental indenture dated as of July 15, 1993 or, in the case of subordinated notes, pursuant to an indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indenture”) dated as of July 15, 1993, between the Company and the Trustee. The Securities are designated as MiNotes and are more fully described in the Prospectus referred to below.  The Company hereby confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“you” or the “Purchasing Agent”) as follows:

1.

Introductory.  Subject to the terms and conditions contained in this Agreement, the Company hereby appoints you as its agent for the purpose of soliciting offers to purchase, and you agree to use your reasonable best efforts to solicit, offers to purchase the Securities upon terms acceptable to the Company and at such times and in such amounts as the Company shall from time to time specify and in accordance with the terms hereof, and after consultation with you.  Whenever the Company determines to sell Securities pursuant to this Agreement, such Securities shall be sold pursuant to an agreement substantially in the form of Exhibit A hereto relating to such sale in accordance with the provisions of Section 3 hereof between the Company and you (the “Terms Agreement”), with you purchasing such Securities as principal for the resale to other dealers as approved by the Company (the “Selected Dealers”), which approval shall not be unreasonably withheld, each of whom will purchase as principal for distribution to their customers solely.  Only Selected Dealers which have entered into a dealer agreement in your customary form with you may participate in any offering of Securities.  The Company reserves the right to offer and sell Securities directly (or through one of its subsidiaries) on its own behalf without the assistance of any third-party broker or dealer, provided that the Company shall provide you with notice no later than 10 business days prior to the commencement of such offering.  The Company agrees that it will not appoint any other agents to act on its behalf, or to assist it, in the placement of the Securities.

2.

Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchasing Agent that:

(a)

A registration statement on Form S-3 (Registration No. 333-33814) in respect of $1,500,000,000 aggregate amount of debt securities of the Company, including the Securities, has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to you and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus contained therein, have been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective but excluding Form T-1 and, if applicable, including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Registration Statement”; the prospectus (including, if applicable, any prospectus supplement) relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission pursuant to Rule 424(b) of the regulations under the Act, being hereinafter called the “Prospectus;” any reference herein to the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to the applicable form under the Act, as of the date of such Prospectus; any reference to any amendment or supplement to the Prospectus, including any supplement to the Prospectus that sets forth only the terms of a particular issue of the Securities (a “Prospectus Supplement”, which term shall not include a “Pricing Supplement” as defined below), shall be deemed to refer to and include any documents filed after the date of such Prospectus under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein by reference; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to and include the Prospectus as amended or supplemented (including by the applicable Prospectus Supplement filed in accordance herewith) in relation to the Securities under the Act and in accordance herewith, including any documents incorporated by reference therein as of the date of such filing);

(b)

The Incorporated Documents, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (the “Regulations”), and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchasing Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

(c)

The Registration Statement and the Prospectus conform, and at any time that the Prospectus is required to be delivered in connection with the solicitation of offers by the Purchasing Agent or a dealer, and during such period until a post-effective amendment thereto becomes effective, any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Purchasing Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

(d)

Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations or future prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

(e)

The Company and each of M&I Marshall & Ilsley Bank (“M&I Bank”) and Metavante Corporation (M&I Bank and Metavante Corporation each, a “Subsidiary”) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each Subsidiary that is a bank is formed under the applicable federal or state laws;

(f)

The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law); all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and except, with respect to bank subsidiaries, to the extent provided in Section 220.07 of the Wisconsin Statutes) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(g)

The Securities have been duly authorized, no consent, authorization, order, license or approval of any governmental authority is required by the Company to execute, issue, sell, deliver or perform under, the Securities, except for any consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the distribution of the Securities in the manner contemplated hereby, and, when issued and delivered pursuant to this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture (subject, however, as to enforcement of the obligations thereunder, to the limitations set forth below in this paragraph), which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms and the Securities of any particular issuance of Securities will conform in all material respects to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities;

(h)

The Company and each of its subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable federal and state laws and regulations, including, without limitation, all requirements under the Exchange Act and all regulations and rules thereunder, all laws, regulations and rules restricting activities of bank holding companies and banking organizations, any noncompliance which would not have a material adverse effect on the Company and its subsidiaries considered as a whole;

(i)

The Company and any Subsidiary is not in breach or violation of, and the issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, a “Material Contract”); (B) any provisions of the articles of incorporation or the by-laws of the Company or any Subsidiary or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, in each case (other than in a case under clause B of this subsection (i)) the conflict, breach, violation or default of which would have a material adverse effect on the Company and its subsidiaries considered as a whole, and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body or party to any Material Contract is required for the execution, delivery and performance by the Company of this Agreement or the Indenture, for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indenture, except such as have been, or will have been prior to the commencement date of the offering of the Securities, obtained under the Act and the Trust Indenture Act and the rules and regulations thereunder and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the distribution of the Securities in the manner contemplated hereby. Each Material Contract is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity and such unenforceability of Material Contracts which would not have a material adverse effect on the Company and its subsidiaries considered as a whole.

(j)

Other than as set forth in the Prospectus, there are no legal, governmental or other proceedings, formal or informal, pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which are of a character which are required to be disclosed in the Prospectus or the existence of which has a material adverse effect on the Company and its subsidiaries considered as a whole which have not been properly disclosed therein; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(k)

Immediately after any sale of Securities by the Company hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement;

(l)

The consolidated financial statements of the Company and its consolidated subsidiaries included in the Registration Statement and the Prospectus fairly present in all material respects with respect to the Company and its consolidated subsidiaries the consolidated financial position and the consolidated results of operations and cash flows at the respective dates and for the respective periods to which they apply in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Exchange Act) consistently applied (except as stated therein) throughout the periods involved.  The accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act and the Regulations.  The Company has complied and will continue to comply with any special disclosure requirements mandated by the Regulations or otherwise with respect to its accountants except where such noncompliance would not have a material adverse effect on the Company and its subsidiaries considered as a whole.  No other financial statements are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus;

(m)

Neither the Company nor any Subsidiary has infringed, is infringing, or has received notice of infringement with respect to asserted intangibles of others which in each case is reasonably likely to have a material adverse effect on the Company and its subsidiaries considered as a whole.  To the knowledge of the Company or any Subsidiary, there is no intangible of others which has had or is reasonably likely to have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company and the Subsidiaries taken as a whole;

(n)

The Company has all requisite power and authority to execute, deliver, and perform this Agreement and any agreement entered into and executed in connection therewith and the Indenture, and to issue, sell, deliver, and perform the Securities in accordance with and upon the terms and conditions set forth in this Agreement and the Indenture.  All necessary corporate proceedings of the Company or any Subsidiary have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement and the Indenture, and the issuance, sale, delivery, and performance of the Securities.  This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity.

(o)

Neither the Company nor any of its officers, directors, or affiliates (as defined in the Regulations) has taken or will take, directly or indirectly, prior to the termination of the selling group contemplated by this Agreement, any action in violation of any applicable law or regulation designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Securities;

(p)

The conditions for use of Form S-3 have been satisfied with respect to the Registration Statement, and the Company was in compliance at the time of the filing of the Registration Statement and at all times thereafter with all conditions for use of Form S-3 under the forms, rules and regulations of the Commission as in effect prior to October 21, 1992; and

(q)

On the date of this Agreement, the Company’s $500,000,000 MiNotes program (the “Program”)has received a definitive rating, (i) for the senior portion of the Program, of “A1” by Moody’s Investors Service, Inc. (“Moody’s”), “A” by Standard & Poor’s Corporation (“Standard & Poor’s”) and “A+” by Fitch Ratings (“Fitch”), and (ii) for the subordinated portion of the Program, of “A2” by Moody’s, “A-” by Standard & Poor’s and “A” by Fitch.

3.

Purchases as Principal; Solicitations as Agent.

(a)

Purchases as Principal.  Securities purchased from the Company by the Purchasing Agent as principal shall be made in accordance with terms agreed upon between the Purchasing Agent and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and shall be agreed upon orally, with written confirmation prepared by the Purchasing Agent and provided to the Company by mail or as set forth in the Procedures (as defined below).  The Purchasing Agent’s commitment to purchase Securities as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth.  Unless the context otherwise requires, references herein to “this Agreement” shall include the applicable agreement of the Purchasing Agent to purchase Securities from the Company as principal.  Each purchase of Securities, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule I hereto.  Subject to Section 1, the Purchasing Agent may engage the services of any broker or dealer in connection with the resale of the Securities purchased by it as principal or allow all or any portion of the discount received by it in connection with such purchases to any broker or dealer.  Pursuant to Sections 4(n), 4(o) and 4(p) hereof, at the time of each purchase of Securities from the Company by the Purchasing Agent as principal, the Purchasing Agent may request delivery of a certificate, opinion of counsel or comfort letter, respectively.

(b)

Solicitations as Agent.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and the Purchasing Agent, the Purchasing Agent, as an agent of the Company, will use its reasonable efforts to solicit offers for the purchase of Securities upon the terms set forth in the Prospectus.  The Purchasing Agent is authorized to appoint any sub-agent with respect to solicitations of offers to purchase Securities.  All Securities sold through the Purchasing Agent as agent will be sold at 100% of their principal amount unless otherwise agreed upon between the Company and the Purchasing Agent.

The Company reserves the right, in its sole discretion, to suspend solicitation of offers for the purchase of Securities through the Purchasing Agent, as an agent of the Company, commencing at any time for any period of time or permanently.  As soon as practicable after receipt of instructions from the Company and the Purchasing Agent, the Purchasing Agent will suspend solicitation of offers for the purchase of Securities from the Company until such time as the Company has advised the Purchasing Agent that such solicitation may be resumed.

The Company agrees to pay the Purchasing Agent, as consideration for soliciting offers to purchase Securities as an agent of the Company, a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of any such solicitation made by the Purchasing Agent, as set forth in Schedule I hereto.

(c)

Administrative Procedures.  The purchase price, interest rate or formula, maturity date and other terms of the Securities specified in Exhibit B hereto (as applicable) shall be agreed upon between the Company and the Purchasing Agent and specified in a pricing supplement to the Prospectus (each, a “Pricing Supplement”) to be prepared by the Company in connection with each sale of Securities.  In lieu of preparing a Pricing Supplement the Company may accept a Draft Pricing Supplement as set forth in the administrative procedures (the “Procedures”) with respect to the issuance and sale of Securities agreed upon from time to time among the Company, the Purchasing Agent and M&I Marshall & Ilsley Bank, as issuing paying and authentication agent for the Securities (the “IPA”).  Except as otherwise specified in the applicable Pricing Supplement, the Securities will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. The Purchasing Agent and the Company agree to perform, and the Company agrees to cause the Trustee and the IPA to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

4.

Covenants of the Company.  The Company covenants that it will:

(a)

Use its best efforts to cause the Registration Statement to remain effective at all times, and notify you or your counsel immediately (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the transmittal to the Commission for filing of any supplement to the Prospectus (other than pricing supplements or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus), (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus (other than with respect to Incorporated Documents), (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus (other than with respect to Incorporated Documents), and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof as soon as practicable.

(b)

During the time when a prospectus relating to the Securities is required to be delivered hereunder or under the Act or the Regulations, comply so far as it is able with all requirements imposed upon it by the Act, the Exchange Act and the Trust Indenture Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus.  If, at any time when a prospectus relating to the Securities is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Purchasing Agent, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which made, not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act, the Trust Indenture Act, or the Regulations, the Company will immediately notify you and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

(c)

Deliver without charge to you one signed copy of any post-effective amendment to the Registration Statement (including exhibits and Incorporated Documents filed with such post-effective amendment, which exhibits and Incorporated Documents need not be signed) other than post-effective amendments effected through the filing of Incorporated Documents, and one signed copy of any supplement to the Prospectus when such post-effective amendment or supplement is filed with the Commission, and deliver without charge to the Purchasing Agent such number of copies of the Prospectus, the Registration Statement, amendments and supplements thereto, if any (without exhibits or Incorporated Documents) and the Indenture, each amendment or supplement thereto, and the form of Indenture filed with the Registration Statement, as you may reasonably request.

(d)

Use its best efforts to maintain the qualification of, and to further qualify, the Securities for offering and sale under the “blue sky” or securities laws of such jurisdictions as you may designate.  In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

(e)

Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable but in any event no later than the date upon which the Company's first annual report on Form 10-K or quarterly report on Form 10-Q containing the information required by Rule 158 under the Act is due to be filed with the Commission (including any extension of such date after having properly filed a Form 12b-25 under the Exchange Act in respect thereof) an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least twelve months ending on the last day of the period covered thereby.

(f)

Until the Agreement shall be terminated in accordance with the terms hereof, not, without your written consent, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any retail-oriented debt  securities of the Company which are substantially similar to the Securities except as provided in the second to last sentence of Section 1 hereof.

(g)

So long as any Securities are outstanding, to furnish to you, to the extent not readily accessible through alternative electronic sources, such additional information concerning the business and financial condition of the Company and its Subsidiaries as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission).

(h)

Apply the net proceeds received by it from the offering in the manner set forth under “Use of Proceeds” in the Prospectus.

(i)

Furnish to you, unless waived by the Purchasing Agent, no less than two full business days prior to the date of the filing of any Prospectus Supplement  with respect to the Securities, a copy of the latest available unaudited interim consolidated financial statements of the Company and its consolidated subsidiaries which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 6(d).

(j)

File no amendment or supplement to the Registration Statement or Prospectus at any time, unless such filing shall in all material respects comply with the Act, the Trust Indenture Act, and the Regulations and unless you shall previously have been advised of such filing and furnished with a copy thereof, and you and counsel for the Purchasing Agent shall have approved such filing in writing; provided however, that the provisions of this Section 4(j) shall not apply to the filing of Incorporated Documents or pricing supplements to the Prospectus or any other document relating to an offering of securities that are not Securities.

(k)

For so long as a prospectus relating to the Securities is required to be delivered, comply in all material respects with all registration, filing, and reporting requirements of the Exchange Act, which may from time to time be applicable to the Company, maintain the Company’s eligibility for use of Form S-3 and comply with any and all conditions for use of Form S-3 under the forms, rules and regulations of the Commission as in effect prior to October 21, 1992.

(l)

Comply in all material respects with all provisions of all undertakings contained in the Registration Statement.

(m)

Deem each acceptance by the Company of an offer for the purchase of Securities and each delivery of Securities to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Purchasing Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent or to the purchaser or its agent, as the case may be, of the Securities relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate, as applicable, to the Registration Statement and Prospectus as amended and supplemented to each such time).

(n)

Each time that there is filed with the Commission any Annual Report on Form 10-K or Quarterly Report on Form 10-Q or, upon request by you if a Current Report on Form 8-K is incorporated by reference into the Prospectus or, if agreed in a Terms Agreement, promptly furnish or cause to be furnished to the Purchasing Agent forthwith a certificate dated the date of filing with the Commission of such document or the date requested by the Purchasing Agent, as the case may be, in form reasonably satisfactory to you to the effect that the statements contained in the certificate referred to in Section 6(c) hereof which were last furnished to the Purchasing Agent are true and correct at the time of such filing, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate substantially similar to the certificate referred to in Section 6(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

(o)

Each time that there is filed with the Commission any Annual Report on Form 10-K or Quarterly Report on Form 10-Q or, upon request by you if a Current Report on Form 8-K is incorporated by reference into the Prospectus or, if agreed in a Terms Agreement, promptly furnish or cause to be furnished forthwith, and in any case promptly upon request, to the Purchasing Agent and to counsel to the Purchasing Agent the written opinion of counsel to the Company referred to in Section 6(a), or other counsel reasonably satisfactory to you, dated the date of filing with the Commission of such document or the date requested by you, as the case may be, in form and substance reasonably satisfactory to you, including such reductions or limitations as shall be reasonably satisfactory to you, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or, in lieu of such opinion, counsel last furnishing such opinion to the Purchasing Agent shall furnish the Purchasing Agent with a letter substantially to the effect that the Purchasing Agent may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(p)

Each time that there is filed with the Commission any Annual Report on Form 10-K or Quarterly Report on Form 10-Q or, upon request by you if a Current Report on Form 8-K that is incorporated by reference into the Prospectus and contains financial statements or pro forma financial information or, if agreed in a Terms Agreement, promptly cause its independent auditors forthwith to furnish the Purchasing Agent a letter, dated the date of the filing of such document with the Commission or the date agreed upon, as the case may be, in form reasonably satisfactory to you, substantially similar to the portions of the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company.

(q)

Unless otherwise provided in the Procedures, prepare, with respect to any Securities to be sold through or to the Purchasing Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in substantially the form attached hereto as Exhibit B and will file such Pricing Supplement with the Commission pursuant to Rule 424 under the Act not later than the close of business on the second business day after the date on which the Pricing Supplement is first used.

(r)

Notify you promptly if to its knowledge the rating assigned by any nationally recognized securities rating agency to any Security has been lowered or that any such rating agency has publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any Securities, unless you have knowledge of such event.

5.

Payment of Expenses.  The Company hereby agrees to pay all expenses in connection with (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement, the Prospectus, the Indenture, and the Securities and the printing, filing, distribution, and mailing of this Agreement and related documents, including the cost of all copies thereof and of the Prospectus and any amendments or supplements thereto and the Indenture supplied to the Purchasing Agent in quantities as hereinabove stated, (b) the issuance, sale, delivery, and performance of the Securities, including any transfer or other taxes payable thereon, and (c) the qualification of the Securities under state or foreign “blue sky” or securities laws, if any, including the costs of printing and mailing the preliminary and final “Blue Sky Survey” and Legal Investment Survey and the fees of counsel for the Purchasing Agent and the disbursements in connection therewith.  The Company also hereby agrees to pay (d) the reasonable fees and disbursements of your counsel, Seward & Kissel LLP incurred in connection with the establishment and maintenance of the Program and incurred from time to time in connection with the transactions contemplated hereby, (e) the filing fees payable to the Commission, the National Association of Securities Dealers, Inc. (the “NASD”), if any, and the jurisdictions in which such qualification is sought, (f) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (g) the fees charged by rating agencies in connection with the rating of the Securities, (h) the fees of counsel for the Purchasing Agent and the disbursements in connection therewith relating to all filings with the NASD, if any, and (i) all reasonable expenses incurred by you in connection with marketing materials for the Securities, provided the Company approves such expenditures in advance.

6.

Conditions of the Purchasing Agent’s Obligations.  The obligations of the Purchasing Agent to solicit offers for the Securities, as provided herein, shall be subject, in their discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof, to the performance by the Company of its obligations hereunder, and, unless waived by the Purchasing Agent, to the following conditions:

(a)

As of the date hereof, you shall have received the favorable opinion of Godfrey & Kahn, S.C., a Wisconsin service corporation, counsel for the Company, dated the date of delivery, addressed to the Purchasing Agent, and in form and scope satisfactory to counsel for the Purchasing Agent, with reproduced copies or signed counterparts thereof for each of the Purchasing Agent, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing (meaning it has filed its most recent annual report, paid any applicable state taxes and fees, and has not filed articles of dissolution) under the laws of the State of Wisconsin, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

(ii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented;

(iii) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended;

(iv) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any jurisdiction;

(v) Each Subsidiary is validly existing as a state-chartered bank or corporation, as the case may be, in good standing under the laws of the jurisdiction of its incorporation; all of the issued shares of capital stock of each Subsidiary are owned of record by the Company, directly or indirectly, free and clear of any perfected security interests and, to the knowledge of such counsel, any other liens, encumbrances, equities or claims;

(vi) To such counsel’s knowledge and other than as set forth in the Prospectus, there is no legal, governmental or other proceeding, formal or informal, pending or threatened to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject which is reasonably likely to have a material adverse effect on the consolidated financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;

 (vii) This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, and is enforceable against the Company on its terms, except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws;

(viii) The Securities have been duly authorized and, when duly executed, authenticated, issued and delivered by the Company, will constitute valid, legally binding and enforceable obligations of the Company entitled to the benefits provided by the Indenture; and the Indenture conforms and the Securities will conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

(ix) The Indenture has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, and the Indenture has been duly qualified under the Trust Indenture Act;

(x) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indenture, this Agreement and any applicable Terms Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or entitle any party to terminate or call a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of the Subsidiaries is a party or to which the Company or the Subsidiaries is bound or to which the property or assets of the Company or the Subsidiaries are subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the By-Laws of the Company or any material federal or State of Wisconsin statute or any material order, rule or regulation of any federal or State of Wisconsin court or governmental agency or body identified to such counsel by the Company as having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(xi) No consent, approval, authorization, order, registration or qualification of or with any federal or State of Wisconsin court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any applicable Terms Agreement, or the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and the rules and regulations thereunder and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or “blue sky” laws in connection with the distribution of the Securities in the manner contemplated hereby;

(xii) The documents incorporated by reference in the Prospectus (other than the financial statements, schedules, loan performance data, capital ratios and other financial and statistical data derived from such financial statements therein or excluded therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Regulations ; and they have no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

(xiii) To the knowledge of such counsel, any contract, agreement, instrument, lease, license, arrangement, or understanding required to be described in the Registration Statement or the Prospectus has been properly described therein.  To the knowledge of such counsel, any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement;

(xiv)

To the knowledge of such counsel after due inquiry, at the time of the filing of the Registration Statement and at all times thereafter, the Company satisfied any and all conditions for use of Form S-3 under the forms, rules and regulations of the Commission as in effect prior to October 21, 1992; and

(xv) The Registration Statement is effective under the Act, and to the knowledge of such counsel, no Stop Order has been issued and no proceeding for that purpose has been instituted or threatened.  The Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial statements, schedules, loan performance data, capital ratios and other financial and statistical data derived from such financial statements therein or excluded therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; no facts have come to their attention that have led them to believe that, as of the effective date, the Registration Statement or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements, schedules, loan performance data, capital ratios and other financial and statistical data derived from such financial statements therein or excluded therefrom, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or that, as of the date of such opinion, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to the date of such opinion (other than the financial statements, schedules, loan performance data, capital ratios and other financial and statistical data derived from such financial statements therein or excluded therefrom, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and no facts have come to their attention that have led them to believe that any amendment to the Registration Statement required to be filed.

In rendering such opinion, (A) for purposes of paragraphs (vii), (viii) and (ix) above, regarding the validity, binding nature and enforceability of this Agreement, the Indenture and the Securities, such counsel may assume that the laws of the State of New York are identical to the laws of the State of Wisconsin; (B) as to matters of fact, such counsel may rely, to the extent they deem proper, on certificates of responsible officers of the Company and public officials; and (C) for purposes of paragraphs (vii), (viii) and (ix) above, with respect to the enforceability and binding nature of the Agreement, Securities and Indenture, such counsel’s opinions are subject to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(b)

On or prior to the date hereof, the Purchasing Agent shall have been furnished such information, documents, certificates, and opinions as it may reasonably require for the purpose of enabling them to review the matters referred to in Section 6(a), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as you may reasonably request.

(c)

 On the date hereof, you shall have received a certificate of the President, any Vice President or Treasurer or Assistant Treasurer or any other authorized officer of the Company, dated as of the date hereof, to the effect that the signer of such certificate has examined the Registration Statement, the Prospectus and this Agreement and that to the best of his or her knowledge (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries considered as one enterprise or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth or contemplated in the Prospectus, as supplemented or amended, (ii) the other representations and warranties of the Company contained in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all material agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of such certificate, (iv) there is no legal or governmental proceeding pending or, to the best of such officer’s knowledge, threatened, which is required to be disclosed in the Registration Statement other than any disclosed therein and (v) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

(d)

As of the date hereof, you shall have received a letter, addressed to the Purchasing Agent, and in form and substance satisfactory to you, , from Deloitte & Touche LLP, dated the date of delivery:

(i)

confirming that they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission;

(ii)

stating that, in their opinion, the audited financial statements included or incorporated by reference in each Prospectus Supplement which shall be filed as a supplement to the Prospectus and reported on by them (including but not limited to the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001) comply in form in all material respects with the accounting requirements of the Exchange Act and the related published rules and regulations of the Commission thereunder that apply to a prospectus filed in connection with a registration statement on Form S-3 under the Act (except that certain supporting schedules are omitted);

(iii)

based upon a reading of the latest unaudited financial statements made available by the Company, the procedures of the AICPA for a review of interim financial information as described in Statement of Auditing Standards No. 100, reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters and certain other limited procedures requested by the Underwriters and described in detail in such letter, nothing has come to their attention that causes them to believe that the information included under the headings "Summary of Prospectus Supplement," "Ratio of Earnings to Fixed Charges" and "Description of Securities" is not in conformity with the disclosure requirements of Regulation S-K that apply to a prospectus as filed in connection with a registration statement on Form S-3 under the Securities Act;

(iv)

based upon the procedures detailed in such letter with respect to the period subsequent to the date of the last available balance sheet, including reading of minutes and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that (A) at a specified date not more than three business days prior to the date of such letter, there was any change in capital stock, increase in long-term debt or decrease in net current assets as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus Supplement; (B) for the period from December 31, 2002 to a specified date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in net sales, income from operations, except in all instances for changes, increases or decreases that the Prospectus Supplement discloses have occurred or which are set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Underwriters; and

(v) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Prospectus Supplement agrees with the accounting records of the Company, excluding any questions of legal interpretation.

(e)

All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Securities shall be satisfactory in form and substance to you and your counsel, and you shall have received from your counsel a favorable opinion, dated as of the date hereof, with respect to such of the matters set forth under Section 6(a), and with respect to such other related matters, as you may reasonably request, provided that your counsel shall have received such opinions, upon which it is expressly permitted to rely, from counsel to the Company or any other counsel that your counsel deems necessary to render its opinion.

(f)

The Securities shall have been rated by at least one “nationally recognized statistical rating organization” (as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Act), and by each other nationally recognized statistical rating organization that has rated the Securities, in one of its four highest categories.

(g)

The Indenture shall have been duly executed and delivered by the parties thereto.

(h)

In the event that NASD shall review the terms of the public offering of the Securities, the NASD shall not have objected to the Purchasing Agent' participation in such offering.

Any certificate or other document signed by any officer of the Company and delivered to you or your counsel shall be deemed a representation and warranty by the Company hereunder to the Purchasing Agent as to the statements made therein.  If any condition to the Purchasing Agent’s obligations hereunder to be fulfilled prior to or at the date hereof is not so fulfilled, you may terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

7.

Indemnification and Contribution; Expenses.

(a)  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Purchasing Agent, its officers, directors, partners, employees and agents, and each person, if any, who controls the Purchasing Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 7, but not be limited to counsel fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto (other than that part of the Registration Statement or any amendment thereto which shall constitute the Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Trust Indenture Act, except for statements or omissions in such Statement made in reliance upon information furnished to the Trustee by or on behalf of the Company for inclusion therein); or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 7(b) with respect to the Purchasing Agent by or on behalf of the Purchasing Agent expressly for inclusion in the Registration Statement, or the Prospectus, or any amendment or supplement thereto, as the case may be.  The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

If any action is brought against the Purchasing Agent or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of the Purchasing Agent (an “indemnified party”) in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this Section 7(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses.  Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the Company, (ii) the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or (iii) such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company and the representation of the indemnified party by counsel chosen by the Company would be inappropriate due to actual or potential differing interests among the parties represented by such counsel, in any of which events such fees and expenses shall be borne by the Company (provided, however, that in connection with any claim by one or more indemnified parties relating to the same action or proceeding, the Company shall be liable only for the fees and expenses of one separate firm of attorneys in each jurisdiction in which such action or proceeding shall be brought or is pending, in each case selected by you in your sole discretion and representing all similarly affected indemnified parties) and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties.  Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.  The Company agrees promptly to notify the Purchasing Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Securities, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application.  With respect to any untrue statement or alleged untrue statement made in, or omission or alleged omission from, the Prospectus, the indemnity agreement contained in this Section 7(a) with respect to such Prospectus, to the extent it is based on the claim of a person who purchased Securities directly from the Purchasing Agent, shall not inure to the benefit of the Purchasing Agent (or to the benefit of any of its officers, directors, partners, employees and agents, or any person controlling the Purchasing Agent) if the Prospectus (or the Prospectus as amended or supplemented if the Company shall have filed with the Commission any amendment or supplement thereto) which shall have been furnished to the Purchasing Agent prior to the time it sent written confirmation of such sale to such person does not contain such statement, alleged statement, omission, or alleged omission and a copy of the Prospectus (or the Prospectus as amended or supplemented if the Company shall have filed with the Commission any amendment or supplement thereto) shall not have been sent or given to such person and such person shall not otherwise have received a copy thereof at or prior to the written confirmation of such sale to such person.

(b)

The Purchasing Agent agrees to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Purchasing Agent in Section 7(a), but only with respect to statements or omissions, if any, made in the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information furnished to the Company as stated in this Section 7(b) with respect to the Purchasing Agent by or on behalf of the Purchasing Agent expressly for inclusion in the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be.  For all purposes of this Agreement, the amounts of the commission set forth in the Pricing Supplement, information contained in the Prospectus Supplement that the Purchasing Agent has agreed to market the Securities and that the Purchasing Agent may make a market in the Securities but is not required to do so, and the first sentence of the third paragraph and the eighth and eleventh paragraphs in their entirety of “Supplemental Plan of Distribution” in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of the Purchasing Agent expressly for inclusion in the Registration Statement, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be.  If any action shall be brought against the Company or any other person so indemnified based on the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Purchasing Agent pursuant to this Section 7(b), the Purchasing Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 7(a).

(c)

To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 7(a) or 7(b) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Trust Indenture Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed the Registration Statement, and any controlling person of the Company) as one entity and the Purchasing Agent, (including for this purpose any contribution by or on behalf of an indemnified party) as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, so that the Purchasing Agent is responsible for the proportion thereof equal to the percentage which the total commissions and underwriting discounts received by the Purchasing Agent bears to the total sales price for the sale of Securities sold to or through the Purchasing Agent to the date of such liability and the Company is responsible for the remaining portion; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Purchasing Agent in the aggregate in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered.  The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Purchasing Agent, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission.  The Company and the Purchasing Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Purchasing Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Purchasing Agent and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 7(c).  Notwithstanding the provisions of this Section 7(c), in no case shall the Purchasing Agent be responsible to contribute an amount in excess of the commissions and underwriting discounts received by the Purchasing Agent in connection with the Securities from which such losses, liabilities, claims, damages and expenses arise.  No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7(c), each person, if any, who controls the Purchasing Agent within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of the Purchasing Agent shall have the same rights to contribution as the Purchasing Agent and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 7(c).  This Section 7(c) is intended to supersede any right to contribution under the Act, the Trust Indenture Act, the Exchange Act, or otherwise.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(c), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section 7(c).

8.

Representations and Agreements to Survive Delivery.  All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the date hereof, and such representations, warranties, covenants, and agreements of the Purchasing Agent and the Company, including the indemnity and contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Purchasing Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 7(b), and shall survive termination of this Agreement or the delivery of the Securities to the Purchasing Agent.

9.

Effective Date of This Agreement and Termination Thereof.

(a)  This Agreement shall become effective as of the date hereof.

(b)

If you elect to terminate this Agreement, you shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter.  If the Company elects to terminate this Agreement, the Company shall notify you promptly by telephone, telex, or telegram, confirmed by letter.

(c)

The Company may elect to suspend or terminate the offering of Securities under this Agreement at any time; the Company also (as to the Purchasing Agent) or the Purchasing Agent (as to itself) may terminate the appointment and arrangements described in this Agreement.  Upon receipt of instructions from the Company, you shall suspend or terminate the participation of any Selected Dealer.  Such actions may be taken, in the case of the Company, by giving prompt written notice of suspension and by giving not less than five days’ written notice of termination to the Purchasing Agent or, in the case of the Purchasing Agent, by giving not less than five days’ written notice of termination to the Company and except that, if at the time of termination an offer for the purchase of Securities shall have been accepted by the Company but the time of delivery to the purchaser or his agent of the Security or Securities relating thereto shall not yet have occurred, the Company shall have the obligations provided herein with respect to such Securities.

(d)

You may terminate any agreement hereunder by you to purchase Securities, immediately upon notice to the Company at any time at or prior to the settlement date relating thereto, (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, earnings or cash flow of the Company and its subsidiaries, considered as one enterprise, or any development reasonably likely to have a material adverse effect on the financial condition of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States or the international financial markets is such as to make it, in the reasonable judgment of the  Purchasing Agent, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, New York or Wisconsin authorities, or if a banking moratorium has been declared by the relevant authorities in the country or countries of origin of any foreign currency or currencies in which such Securities are denominated or payable, or if a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred, or (iv) if the rating assigned by any nationally recognized securities rating agency to any debt securities of the Company as of the date of such agreement shall have been lowered since that date or if any such rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any debt securities of the Company since that date, or (v) if there shall have come to the attention of the Purchasing Agent any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.  As used in this Section 9, the term “Prospectus” means the Prospectus in the form first provided to the Purchasing Agent for use in confirming sales of the related Securities.

(e)

Any Terms Agreement shall be subject to termination in the absolute discretion of the Purchasing Agent on the terms set forth or incorporated by reference therein.  The termination of this Agreement shall not require termination of any agreement by you to purchase Securities as principal, and the termination of any such agreement shall not require termination of this Agreement.

(f)

Anything in this Agreement to the contrary notwithstanding other than Section 9(g), if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, in addition to the obligations the Company assumed pursuant to Section 5, the Company agrees to reimburse the Purchasing Agent for such out-of-pocket expenses (including the fees and disbursements of its counsel) as shall have been incurred by it in connection with this Agreement or the proposed issuance, sale, delivery, and performance of the Securities and upon demand the Company agrees to pay promptly the full amount thereof to you for the respective accounts of the Purchasing Agent.  Anything in this Agreement to the contrary notwithstanding other than Section 9(g), if this Agreement shall not be carried out within the time specified herein for any reason other than the failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the Company shall have no liability to the Purchasing Agent other than for obligations assumed by the Company pursuant to Section 5.

(g)

Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 4(a), 5, 7, 8, and 11 and 12 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof and shall survive termination of this Agreement.

10.

Notices.  All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Purchasing Agent, shall be mailed, delivered, or telexed or telecopied and confirmed by letter, to Scott Primrose, Global Transaction Management Group, 4 World Financial Center , Floor 15, New York, NY 10080, fax number (212) 449-52234; or if sent to the Company, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to the Company, 770 North Water Street, Milwaukee, WI 53202, fax number (414) 765-8097, Attention: Treasurer.  All notices hereunder shall be effective upon receipt by the party to which it is addressed.

11.

Parties.  This Agreement shall inure solely to the benefit of, and shall be binding upon, the Purchasing Agent and the Company and the persons and entities referred to in Section 7 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Securities), and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

12.

Construction.  This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.  Time is of the essence in this Agreement.

13.  Miscellaneous.  The Purchasing Agent will assist the Company in the preparation of its marketing materials relating to the MiNotes Program (the “Marketing Materials”).  Prior to the use of the Marketing Materials, the Purchasing Agent will furnish a copy of such Marketing Materials to the Company, and the Company will provide the Purchasing Agent with an approval authorizing its form and content.  Any approvals from or authorizations by the Company under this Section 13 may be transmitted electronically by the Company to the Purchasing Agent.  The Company will notify the Purchasing Agent of any material event affecting the Company and the information contained in the Marketing Materials.  If the Purchasing Agent receives such a notification from the Company, the Purchasing Agent will update the Marketing Materials as necessary and furnish a copy of such Marketing Materials to the Company for an approval authorizing its form and content.  The Company hereby grants the Purchasing Agent a non-exclusive, nonsublicenseable, revocable, royalty-free license to use the Company’s name, logo and service marks solely in connection with their use in Marketing Materials that are provided to and approved in writing by the Company prior to their use. The Company recognizes and confirms that the Purchasing Agent will neither undertake to verify independently, nor assume responsibility for, the accuracy and completeness of information provided by the Company.

If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

Marshall & Ilsley Corporation

By  /s/ Michael J. Burke__________

Michael J. Burke

Vice President

Accepted as of the date first above written.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By_/s/ Scott G. Primrose______________________

Name:  Scott G. Primrose

Title:  Authorized Signatury

SCHEDULE I

COMMISSION SCHEDULE

MATURITY	COMMISSION

1 Year to Less Than 1.5 Years	0.125%
1.5 Years to Less Than 2.0 Years	0.200%
2 Years to Less Than 3 Years	0.400%
3 Years to Less Than 4 Years	0.625%
4 Years to Less Than 5 Years	0.750%
5 Years to Less Than 6 Years	1.000%
6 Years to Less Than 7 Years	1.100%
7 Years to Less Than 8 Years	1.200%
8 Years to Less Than 9 Years	1.300%
9 Years to Less Than 10 Years	1.400%
10 Years to Less Than 11 Years	1.500%
11 Years to Less Than 12 Years	1.600%
12 Years to Less Than 15 Years	1.750%
15 Years to Less Than 20 Years	2.000%
20 Years to 30 Years	2.500%
More Than 30 Years	As Agreed to Between the Company and the Purchasing Agent

EXHIBIT A

TERMS AGREEMENT

_________, 20__

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, WI 53202

Attention: Corporate Treasury Department

The undersigned agrees to purchase the following aggregate principal amount of Marshall & Ilsley Corporation MiNotesSM (the “Securities”):

$____________

The terms of such Securities shall be as follows:

CUSIP Number:  __________

Senior or Subordinated: __________

Interest Rate: _____%

Interest Payment Frequency:  __________

Settlement Date, Time and Place:  __________

Maturity Date:  __________

Price to Public:  __________

Purchasing Agent’s Commission:  ___%

Net Proceeds to Issuer:  $_________

Trade Date:  ____________

Optional Redemption/Repayment, if any:  __________

Initial Redemption/Repayment Date[s]:  __________

Redemption/Repayment Price:  Initially ____% of Principal Amount and declining by ____% of the

     Principal Amount on each anniversary of the Initial Redemption/Repayment Date until the

     Redemption/Repayment Price is 100% of the Principal Amount.

Survivor’s Option:  __________

DTC Participant Number of Holding Institution:  ___________

Pursuant to Section 4(m) of the Selling Agent Agreement (the “Selling Agent Agreement”) between us and Marshall & Ilsley Corporation (the “Company”) dated as of May 3, 2002, the Company affirms that the representations and warranties of the Company contained in the Selling Agent Agreement and in any certificate delivered to the Purchasing Agent (as such term is defined in the Selling Agent Agreement) pursuant thereto are true and correct at the time of such acceptance, and undertakes that such representations and warranties will be true and correct at the time of delivery to the Purchasing Agent or the purchaser or its agent, as the case may be, of the Securities relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate, as applicable, to the Registration Statement and Prospectus (as such terms are defined in the Selling Agent Agreement) as amended and supplemented to each such time).

 [Any other terms and conditions agreed to by the Purchasing Agent and the Company.]

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED

By:____________________________________
Title:__________________________________

ACCEPTED

MARSHALL & ILSLEY CORPORATION

By:	__________________________
Title:	__________________________

EXHIBIT B

PRICING SUPPLEMENT

Filed under Rule 424 (b)(3), Registration Statement No. 333-33814
[M&I LOGO]	Marshall & Ilsley Corporation				Pricing Supplement No. XX - dated XXXXXXXX
	$500,000,000				(To Prospectus dated April 12, 2000, and Prospectus
	Marshall & Ilsley Corporation MiNotessm Due Nine Months or More from Date of Issue				Supplement dated October 21, 2003)

CUSIP	Aggregate	Price to	Purchasing	Proceeds	Interest Rate	Interest Payment	Maturity	Survivor's
Number	Principal Amount	Public(1)	Agent's Discount(1)	Before Expenses(1)	Per Annum	Frequency	Date	Option
(begin date)

XXXXXXXXX		$100%	____%	____%	____%	Semiannual	Date	YES
(Date)
[Senior Notes]
[Subordinated Notes]
Redemption Information: [Redeemable at the option of Marshall & Ilsley Corporation on [Date] and each Interest Payment Date thereafter, at a price equal to 100%.]

XXXXXXXXX		$100%	____%	____%	____%	Semiannual	Date	YES
(Date)
[Senior Notes]
[Subordinated Notes]
Redemption Information: [Redeemable at the option of Marshall & Ilsley Corporation on [Date] and each Interest Payment Date thereafter, at a price equal to 100%.]

XXXXXXXXX		$100%	____%	____%	____%	Semiannual	Date	YES
(Date)
[Senior Notes]
[Subordinated Notes]
Redemption Information: [Redeemable at the option of Marshall & Ilsley Corporation on Date and each Interest Payment Date thereafter, at a price equal to 100%.]
Merrill Lynch & Co.
Marshall & Ilsley Corporation		Trade Date:				Purchasing Agent
770 North Water Street		Issue Date:				Acting as Principal
Milwaukee, WI 53302		Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount: No
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only
Merrill Lynch DTC Participant Number: 5132

(1) Expressed as a percentage of the aggregate principal amount.
“MiNotes" is a service mark of Marshall & Ilsley Corporation.